SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 17, 1997



                            CHAPARRAL RESOURCES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)




         Colorado                      0-7261                  84-0630863
  ----------------------------    -------------------     ------------------
     (State or other             (Commission File No.)     (I.R.S. Employer
 jurisdiction of incorporation)                           Identification No.)





     3400 Bissonnet Street, Suite 135, Houston, Texas          77005
     ------------------------------------------------         --------
         (Address of principal executive offices)            (Zip Code)



        Registrant's telephone number including area code: (713) 669-0932

Item 5.  OTHER EVENTS.
         -------------

     On April 17, 1997, Chaparral Resources, Inc. ("Company") entered into a Memorandum of Understanding ("MOU") with MMS Petroleum, PLC ("MMS"), an oil and gas company incorporated under the laws of the Republic of Ireland. Pursuant to the MOU, the Company expressed its intention to assign to MMS a 35% interest in Central Asian Petroleum Guernsey Limited ("CAP-G") which would result in MMS acquiring a 17.5% interest in Karakuduk Munay, Inc. which owns 100% of the right to develop the Karakuduk Oil Field in Kazakstan ("Karakuduk Project"). If the transaction is consummated, MMS would pay the Company cash in an amount equal to 35% of the past costs incurred by the Company in connection with the Karakuduk Project up to and including the date of execution of a definitive agreement relating to the sale. 14% of the costs would be paid upon execution of the purchase agreement, 9% of the costs would be paid on the later of the spud date of the first development well to be drilled under the development plan adopted by CAP-G or September 1, 1997, and 12% of the costs would be paid at such time as the oil production from the Karakuduk Project under a sales agreement averages 3,000 barrels of oil per day for a period of 30 days. In addition, if the purchase agreement is consummated, MMS would issue the Company 2,000,000 shares of MMS' common stock upon execution of the purchase agreement and an additional 500,000 shares at such time as the oil production from the Karakuduk Project under a sales agreement averages 12,500 barrels per day for a period of 30 days.

     MMS has until June 1, 1997 within which to complete its commercial, legal and technical due diligence of the Karakuduk Project. During such period, MMS has the exclusive right to acquire the interest in CAP-G and, for such exclusive right MMS is required to pay the Company $200,000 by May 1, 1997. The deposit is nonrefundable except under limited circumstances.

     Consummation of the transaction is subject to the execution and closing of a definitive purchase agreement.

     On April 22, 1997, the Company sold 3,076,923 shares of the Company's common stock for $0.65 per share for a total of $2,000,000 to a private investor. In connection with the transaction, the Company also issued a warrant to the investor to purchase up to an additional 4,615,385 shares of the Company's common stock for $3,000,000 or $0.65 per share. The warrant expires on December 31, 1997, if not previously exercised.

     The private investor also converted a $500,000 promissory note (plus $2,000 of accrued interest) that had previously been issued by the Company to it into 772,308 shares of the Company's common stock at a conversion price of $0.65 per share.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 28, 1997

                                              CHAPARRAL RESOURCES, INC.




                                              By:  /s/ Howard Karren
                                                   -----------------------------
                                                   Howard Karren, President


                                        3